Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Electric City Corp.
Elk Grove Village, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-121958 and 333-121959) and S-3 (Nos. 333-123437, 333-117170 and 333-105084) of Electric City Corp. of our report dated February 11, 2005, relating to the consolidated financial statements and schedule which appears in this Form 10-K/A. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO SEIDMAN, LLP
June 13, 2005